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                                                                      Exhibit 23

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 333-83186, 333-56406, 333-59269, 333-14781,
and 333-43772.

                                                             Arthur Andersen LLP

Baltimore, Maryland
March 27, 2002